Exhibit 99.2

VENTOUX CCM ACQUISITION CORP.

PRO FORMA BALANCE SHEET

	Actual as of December 30, 2020	Pro Forma Adjustments	As Adjusted
		(unaudited)	(unaudited)
ASSETS
Current assets
Cash	$1,223,065	$—	$1,223,065
Prepaid expenses	29,200	—	29,200
Total Current Assets	1,252,265	—	1,252,265

Cash held in Trust Account	151,500,000	22,725,000	174,225,000
Total Assets	$152,752,265	$22,725,000	$175,477,265

LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities
Advance from related party	$120,005	$—	$120,005
Promissory note – related party	151,812	—	151,812
Total Liabilities	271,817	—	271,817

Commitments

Common stock subject to possible redemption, 14,602,024 and 16,852,024 shares at redemption value, respectively	147,480,442	22,725,000	170,205,442

Stockholders’ Equity
Preferred stock, $0.0001 par value; 1,000,000 shares authorized; none issued and outstanding	—	—	—
Common stock, $0.0001 par value; 50,000,000 shares authorized; 4,710,476 and 4,710,476 issued and outstanding (excluding 14,602,024 and 16,852,024 shares subject to possible redemption), respectively	471	—	471
Additional paid-in capital	5,001,070	—	5,001,070
Accumulated deficit	(1,535)	—	(1,535)
Total Stockholders’ Equity	5,000,006	—	5,000,0063
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$152,752,265	$22,725,000	$175,477,265